UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2006

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

399 Thornall St., 8th Floor Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 635-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K includes “forward-looking statements” as defined by the Securities and Exchange Commission.  All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made by us based on our experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements.  Such assumptions, risks and uncertainties are discussed in detail in our filings with the SEC.

Item 8.01               Other Events

Joint Venture to Construct New Product Tankers

USS Product Carriers LLC, or Product Carriers, our newly created wholly-owned subsidiary, has entered into a contract with the National Steel and Shipbuilding Company, or NASSCO, a subsidiary of General Dynamics Corporation, for the construction of nine 49,000 dwt double-hulled tankers, and the option to construct five additional tankers. General Dynamics has agreed to provide a performance guarantee to Product Carriers in respect of the obligations of NASSCO under the construction contract. NASSCO is scheduled to deliver the first tanker in the second quarter of 2009, with subsequent tankers delivered every six to eight months. We expect the current cost to construct these nine tankers to aggregate approximately $1.0 billion.

We are currently finalizing the terms of a joint venture, USS Product Investors LLC, or the Joint Venture, for the construction of the first five petroleum tankers by NASSCO. Formation of the Joint Venture is contingent upon raising sufficient financing. In addition, the formation and funding of the Joint Venture is a condition to the concurrent financings described below. As of June 30, 2006, we have paid NASSCO $5.0 million, none of which is refundable if we elect not to proceed with the construction of the tankers under the contract with NASSCO or are unable to close the financing and Joint Venture transactions described herein by August 7, 2006. If the Joint Venture is formed, our $5.0 million payment will be credited against our commitment to provide $70.0 million of equity capital to the Joint Venture. In addition, if we do not proceed with the Joint Venture, we estimate that we will incur an additional $3.5 million in deal related expenses. The following is a description of the expected terms of the Joint Venture. The terms of the Joint Venture are currently being finalized and there can be no assurance that the Joint Venture will be completed on these terms, on materially different terms or at all. Finalization of the Joint Venture’s purchase of the ships will require General Dynamics final review and approval of the final terms of the financing arrangements of USS Products Investor LLC.

We have received commitment letters (subject to certain conditions) from affiliates of The Blackstone Group and certain other parties to provide an aggregate of $105.0 million of equity financing and $325.0 million of debt financing to the Joint Venture. These commitments expire if we do not form the Joint Venture in accordance with the terms of the commitment letters by August 15, 2006. We will commit to provide $70.0 million of equity financing to the Joint Venture, including the $5.0 million which has been paid through June 30, 2006. As tankers are constructed, we will have the right to purchase completed tankers at specified prices (except in certain limited circumstances). The Joint Venture will use the proceeds from the sale of tankers to U.S. Shipping Partners, or to third parties if we do not exercise our purchase option, to, among other things, repay debt and to fund future milestone payments to NASSCO relating to the construction of the remaining tankers and ultimately to make distributions to the Joint Venture's equity holders. We anticipate that the $500 million of capital committed to the Joint Venture, together with anticipated proceeds from the sale of tankers by the Joint Venture to us or to third parties, will be sufficient to fund the construction of all of the tankers.

Upon formation of the Joint Venture, Product Carriers will assign its rights and obligations with respect to the construction of the first five tankers to the Joint Venture and will receive an arrangement fee of $4.5 million. The Joint Venture will also have the right to elect to have rights and obligations under the NASSCO contract to construct up to four additional tankers assigned to the Joint Venture at specified times. NASSCO will release Product Carriers from any obligation under the construction contract relating to the first five tankers and any of tankers six through nine to the extent the rights with respect to such tankers are also assigned to the Joint Venture. If the Joint Venture elects not to construct the last four tankers, Product Carriers would be obligated to obtain alternative financing for their construction or to transfer the shipyard slots. In such event, we cannot assure you that we will be able to obtain the necessary financing on acceptable terms or at all. If Product Carriers is unable to obtain the financing for these four tankers, it is obligated to reimburse NASSCO as a result of these tankers not being constructed or if they are transferred to a third party at a loss to NASSCO, up to a maximum of $10.0 million (plus costs and expenses incurred by NASSCO) for each such tanker, with such amounts being funded solely out of monies received by Product Carriers in respect of its equity investment in the first five vessels constructed by the Joint Venture.

We expect to own a 40% equity interest in the Joint Venture, with affiliates of The Blackstone Group and certain other investors owning in aggregate a 60% equity interest. The obligations and liabilities of the Joint Venture are intended to be non-recourse to U.S. Shipping Partners, although the Joint Venture's financial statements are expected to be consolidated with ours for financial reporting purposes as a result of our control of the board of directors of the Joint Venture, and, other than our commitment to provide $70.0 million of equity funding, to guaranty Product Manager's obligation under the management agreement and certain indemnification obligations, we would not have any further obligation to contribute funds to the Joint Venture. The excess of the sales price of the tankers paid by us or third parties to the Joint Venture over the amounts borrowed to fund construction of the tankers, including interest, fees and expenses, will be used to fund the construction of additional tankers and then will be distributed first to the third party equity investors, until they receive a specified return, then to Product Carriers until it receives a specified return, and then on a shared basis dependent on the returns generated.

As tankers are constructed, we will have the right to purchase completed tankers from the Joint Venture at specified prices (except in certain limited circumstances), provided that such prices are within the range of fair values as determined by appraisal and subject to certain other limitations. If we do not elect to purchase a tanker within a specified time period, the Joint Venture may sell the tanker to a third party; however, the Joint Venture must first allow us to make an offer to purchase the tanker.

To the extent we are able to purchase tankers from the Joint Venture, we expect to employ the tankers under long-term time charter contracts, which typically range in length from three to ten years. We are currently in discussions with several major oil and gas companies to charter the tankers under long-term charter contracts. Because of the decline in available tanker capacity in the U.S. flag "Jones Act" market, the major oil and gas companies' continued emphasis on chartering new high quality tonnage and the shortage of shipyard capacity to build tankers in the United States, we believe that we will be able to negotiate favorable charter rates that will make the acquisition of the tankers accretive to us based on the range of purchase prices contemplated by the Joint Venture.

We have the right to appoint three of the directors of the Joint Venture, and the other equity holders have the right to appoint two directors, although upon the occurrence of specified events, we will lose the right to appoint two of our three directors. There will also be an independent director, who can only vote when the board is considering a voluntary bankruptcy of the Joint Venture. In addition, in all circumstances the taking of certain fundamental actions will require the consent of a director appointed by the other equity holders. The Joint Venture agreement prohibits us from acquiring any vessels engaged in the coastwise trade built since January 1, 1996 that are greater than 30,000 dwt until all the vessels being constructed by the Joint Venture have been sold or have entered into charters meeting specified minimum standards.

USS Product Manager LLC, or Product Manager, our newly formed wholly-owned subsidiary, will manage the construction and operation of the tankers for the Joint Venture, for which it will receive the following compensation, subject to specfic limitations:

•              an oversight fee of $1.0 million per tanker, payable ratably over the course of construction of such tanker;

•              an operations fee of $1.0 million per year for each completed tanker that is operated by the Joint Venture;

•              a delivery fee of up to $750,000 per tanker, depending on the delivery date and cost of construction; and

•              a sale fee of up to $1.5 million per tanker upon its sale to us or a third party, depending on the price obtained.

The management agreement between Product Manager and the Joint Venture is expected to have an initial term of 10 years, subject to early termination under certain circumstances. The obligations under the management agreement will be performed by employees of U.S. Shipping General Partner LLC, our general partner. Certain members of our management are expected to devote significant time to the management and operation of the Joint Venture, and therefore, they will not be able to devote such time to our business. We will guarantee Product Manager's performance obligations under the management agreement.

Concurrent Financings

In order to fund our construction projects, we are offering $100 million of our 13% senior secured notes due 2014. The notes will be secured by a second priority lien on our vessels and the escrow account established to fund construction of at least three articulated tug barges (as discussed below). Concurrently with the sale of the notes, we intend to issue to third party investors additional common units and class B units, in each case at a discount to the market price, that is expected to provide us, together with the required contribution by our general partner, with approximately $75.0 million in gross proceeds. We expect that the class B units will be subordinate to our common units and, if approved by unitholders, will be converted into our common units. The class B units are expected to have a to be negotiated minimum quarterly distribution that is higher than the minimum quarterly distribution on our common units under certain to be negotiated circumstances. The class B units are expected to vote as a single class with the common units, except that they shall be entitled to vote as a separate class on any matter that adversely affects their rights or preferences. As part of the transactions with the investors, we will agree to file a registration statement to register the common units (including the common units issuable upon conversion of the class B units) to allow for the resale of such units by the investors.

Concurrently with the sale of the debt and equity securities, we also intend to amend and restate our existing credit facility to provide for term loans of up to $310.0 million (including a $60.0 million delayed draw term loan) and a revolving credit facility of $40.0 million. We expect that the amended and restated credit facility will have terms and covenants substantially similar to those of our existing credit facility.

Proceeds from the notes and the related financing transactions will be used (i) to fund $182.6 million into an escrow account available solely for the construction of at least three new ATBs at an approximate cost of $65.3 million each, of which the Company has paid approximately $13.5 million through June 30, 2006, (ii) to fund up to $70.0 million of equity contributions to the Joint Venture, of which we have funded $5.0 million to date and our remaining $65.0 million obligation will be secured by a cash collateralized letter of credit, (iii) to refinance $152.1 million of existing indebtedness, (iv) for general corporate purposes and (v) to pay fees and expenses associated with the financings.

Each of these financings is dependent on the other financings and the Joint Venture being consummated. The terms of these financings and the Joint Venture are still being negotiated and are subject to change, which could be material. There can be no assurance that any of these financings or the Joint Venture will close on these terms, on different terms or at all. In the event the financings are not consummated, we will still need to arrange additional financings to assure our continued liquidity needs are satisfied.

Amendment of ATB Construction Contracts

On February 16, 2006, we entered into a contract with Manitowoc Marine Group, or MMG, for the construction of two barges, each of which is specified to have a carrying capacity of approximately 156,000 barrels. The contract with MMG includes options to construct two additional barges, which we exercised in May 2006, although we have the option to cancel one barge at any time prior to November 18, 2006 upon the payment of $3.8 million and at any time prior to May 1, 2007, upon the forfeiture of amounts then on deposit for this barge (which will aggregate $5.7 million). Also on February 16, 2006, we entered into a contract for the construction of two tugs with Eastern Shipbuilding Group, Inc., or Eastern, which will be joined with the barges to complete the first two new ATB units. Eastern has granted us options to have four additional tugs constructed and delivered. The option must be exercised for one tug by August 2006 and for the second tug by May 2007. The option for the third and fourth tugs must be exercised by February 2007, and we expect to exercise the option for the first two tugs. The total construction cost for the first two new ATB units is currently anticipated to be approximately $130.0 million, or $65.0 million per unit, and the construction cost for the second two new ATB units is currently anticipated to be $66.0 million each, in each case inclusive of owner furnished equipment. We expect the first two new ATB units to be completed in August 2008 and November 2008 and the second two new ATB units to be completed in August 2009 and, if not cancelled, November 2009.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the notes or common units nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  The debt and equity securities being offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.

	By:	US Shipping General Partner LLC, its general partner

	By:	/s/ Albert E. Bergeron
	Name:	Albert E. Bergeron
	Title:	Vice President—Chief Financial Officer
(principal financial and accounting officer)
Date: August 1, 2006